UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.             )

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SUPER VISION INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPER VISION INTERNATIONAL, INC.

8210 Presidents Drive

Orlando, Florida 32809

April 15, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Super Vision International, Inc. The Annual Meeting will be held at the principal executive offices of Super Vision International, Inc. at 8210 Presidents Drive, Orlando, Florida 32809, on Thursday, the 13th day of May, 2004, at 10:00 a.m. Eastern Time, and thereafter as it may from time to time be adjourned.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Brett Kingstone,

Chairman of the Board, President and Chief Executive Officer

SUPER VISION INTERNATIONAL, INC.

NOTICE OF

2004 ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

Date:	May 13, 2004
Time:	10:00 a.m.
Place:	Super Vision International, Inc.

8210 Presidents Drive

Orlando, Florida 32809

Dear Stockholders:

At our Annual Meeting, we will ask you to:

•	Elect six directors to the Board of Directors;

•	Ratify the appointment of Gallogly, Fernandez & Riley, LLP as our independent public accountants for the year ending December 31, 2004;

•	Approve the Super Vision International, Inc. 2003 Stock Incentive Plan; and

•	Transact any other business that may properly be presented at the Annual Meeting.

RECORD DATE

If you were a stockholder of record at the close of business on March 30, 2004, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 8210 Presidents Drive, Orlando, Florida 32809, for examination by any stockholder for any purpose germane to the meeting.

PROOF OF OWNERSHIP

Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of Super Vision shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Super Vision shares.

By order of the Board of Directors,

Brett Kingstone
Chairman of the Board, President and Chief Executive Officer

April 15, 2004

PROXY STATEMENT FOR THE

SUPER VISION INTERNATIONAL, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

Information About The Annual Meeting and Voting

Why Did You Send Me this Proxy Statement?

The Board of Directors of Super Vision International, Inc. sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 15, 2004 to all stockholders entitled to vote. Stockholders who owned Super Vision common stock at the close of business on March 30, 2004 are entitled to vote. Effective March 30, 2004, there were 2,057,314 shares of Super Vision Class A common stock and 483,264 shares of Super Vision Class B common stock outstanding. Common stock (both Class A and Class B) is our only class of voting stock. In this Proxy Statement, unless the context otherwise requires, “Super Vision,” “we,” “our,” “us,” the “Company” and similar expressions refer to Super Vision International, Inc., a Delaware corporation.

We are also sending along with this Proxy Statement, the Company’s Annual Report on Form 10-KSB for the Year Ended December 31, 2003, which includes our Financial Statements. The Annual Report on Form 10-KSB is not to be regarded as proxy solicitation material.

How Many Votes Do I Have?

Each share of Class A common stock that you own entitles you to one vote for each matter to be acted upon at the Annual Meeting. Each share of Class B common stock that you own entitles you to five votes for each matter to be acted upon at the Annual Meeting. The proxy card enclosed herewith indicates the number of Super Vision shares of each class of common stock that you own.

How Do I Vote by Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

•	“FOR” the election of all six nominees for director;

•	“FOR” ratifying the appointment of Gallogly, Fernandez & Riley, LLP as independent auditors for 2004; and

•	“FOR” approving the Super Vision International, Inc. 2003 Stock Incentive Plan.

If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify Super Vision’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 30, 2004, the record date for voting.

What Vote Is Required to Approve Each Proposal?

Proposal 1: Elect Six Directors

The six nominees for director who receive the most votes (a “plurality” as required by Delaware law) will be elected. So, if you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A “broker non-vote” (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Proposal 2: Ratify Appointment of Auditors	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the appointment of independent auditors.

Proposal 3: Approve 2003 Stock Incentive Plan	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to approve the Super Vision International, Inc. 2003 Stock Incentive Plan.

Quorum; The Effect of Broker Non-Votes and Abstentions

A majority of the outstanding shares of Class A and Class B common stock represented in person or by proxy will constitute a quorum. Your broker is not entitled to vote on a proposal unless it receives instructions from you. Even if your broker does not vote your shares on a proposal, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (i) abstain from voting on a particular matter, or (ii) are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, because shares that abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes will have the same effect as a vote against a proposal which requires the affirmative vote of a majority of the shares of common stock outstanding.

Is Voting Confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by Super Vision. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What Are the Costs of Soliciting the Proxies?

Super Vision pays the cost of preparing, assembling and mailing this proxy- soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph by Super Vision officers and employees without additional compensation. Super Vision pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Information About Super Vision International, Inc. Common Stock Ownership

How Much Stock is Owned By Directors, Executive Officers and At Least 5% Stockholders?

The following table shows, as of March 30, 2004, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding common stock of Super Vision, and (b) the common stock owned beneficially by Super Vision directors and named executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown, except as noted.

	Shares Beneficially Owned (2)
	Number		Percent Ownership		Total Voting Power
Beneficial Owners (1)	Class A	Class B	Class A	Class B
Brett M. Kingstone(3)	363,887	483,264	15.04%	100%	57.50%
Kingstone Family Ltd Partnership II (4)	291,387	483,264	12.42%	100%	56.85%
Edgar Protiva(5)	29,498	*	1.41%	*	*
Brian McCann(6)	26,000	*	1.25%	*	*
David Feldman(6)	6,000	*	*	*	*
Anthony Nicolosi(6)	6,000	*	*	*	*
Danilo Regalado (6)	10,000	*	*	*	*
Fritz Zeck(6)	14,000	*	*	*	*
Hayward Industries, Inc.(7)	399,168	*	18.09%	*	8.63%
Cooper Lighting, Inc. (8)	250,369	*	12.17%	*	5.60%
All executive officers and directors as a group (7 persons) (9)	455,385	483,264	18.15%	100%	58.30%

*	Represents a percentage of beneficial ownership that is less than 1%.
(1)	Unless otherwise stated, the address for all persons listed above is Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809.
(2)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission (SEC) to mean more than ownership in the usual sense. For example, you “beneficially” own Super Vision common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of March 30, 2004 was calculated based upon 2,540,578 outstanding shares, consisting of 2,057,314 shares of Class A and 483,264 shares of Class B common stock.
(3)

This amount includes the following shares owned by the Kingstone Family Limited Partnership II (KFLPII), which Mr. Kingstone controls and is the general partner: (i) 483,264 shares of Class B common stock;

(ii) 289,187 shares of Class A common stock that may be acquired upon the exercise of warrants that were exercisable as of (or will become exercisable within 60 days after) March 30, 2004; and (iii) 2,200 shares of Class A common stock. In addition, this amount includes 72,500 shares of Class A common stock which may be acquired upon the exercise of options granted pursuant to the Company’s stock option plans.

(4)	Kingstone Family Limited Partnership II (KFLPII) was formed in 1998 by Mr. Kingstone, and he is the general partner. KFLPII has granted Hayward Industries, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be acquired upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Hayward will vest only if the KFLPII fully or partially exercises the option to purchase 289,187 shares of Class A common stock. Similarly, KFLPII has granted Cooper Lighting, Inc. an option to purchase up to 28,918 shares of Class A common stock that may be exercised upon exercise of the KFLPII warrants to purchase 289,187 shares of Class A common stock. These warrants granted to Cooper will vest only if the KFLPII fully or partially exercises the option to purchase the 289,187 shares of Class A common stock. This amount includes 2,200 shares of Class A common stock owned by Mr. Kingstone.
(5)	This amount includes 1,498 shares of Class A common stock. The balance of 28,000 shares of Class A common stock may be acquired upon the exercise of options granted for serving as a director of the Company that were exercisable as of March 30, 2004, or that will become exercisable within 60 days after March 30, 2004.
(6)	All of these shares consist of Class A common stock that may be acquired upon the exercise of options that were exercisable as of March 30, 2004, or that will become exercisable within 60 days after March 30, 2004.
(7)	The address of Hayward Industries, Inc. is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. This amount represents shares of Class A common stock, and also includes 149,688 warrants to purchase Class A common stock that were exercisable as of March 30, 2004, or that will become exercisable within 60 days after March 30, 2004. However, this amount does not include up to 28,918 shares that may be acquired upon exercise of the options owned by Hayward Industries described in footnote (4) above.
(8)	The address of Cooper Industries, Inc. is 1121 Highway 74 South, Peachtree City, Georgia 30269. This amount represents shares of Class A common stock, but does not include up to 28,918 shares that may be acquired upon exercise of the options owned by Cooper Lighting, Inc. described in footnote (4) above.
(9)	This amount includes shares that may be acquired upon exercise of options and warrants held by directors and executive officers of Super Vision that were exercisable as of March 30, 2004, or that will become exercisable within 60 days after March 30, 2004.

Information about Directors and Executive Officers

The Board of Directors

The Board of Directors oversees the business and affairs of Super Vision and monitors the performance of management. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, independent auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board and committee meetings. The Company has determined that all directors, other than Mr. Kingstone and Mr. Feldman, are independent under Nasdaq Rule 4200(a)(15) based on information known to the Company and on the annual questionnaire executed by each director.

The Board met nine times during fiscal year 2003 and acted by unanimous written consent five times. Attendance at Board and committee meetings was at least 82% for each director. During 2004, our independent directors will meet at regularly scheduled (and in any event at least twice per fiscal year) executive sessions where only independent directors will be present. All Board members are expected to attend the 2004 Annual Meeting of Stockholders, subject to special circumstances. All of our Board members attended the Annual Meeting of Stockholders in 2003.

The Committees of the Board

The Board had three standing committees in fiscal year 2003: the Audit Committee, the Compensation Committee and the Stock Option Committee. We did not have a standing Nominating Committee during fiscal year 2003; instead, our Board of Directors, as a whole, was responsible for selecting nominees for election as directors and electing executive officers. All of our independent directors participated in selecting nominees for election as directors. The Company believes that obtaining input from all directors in connection with Board nominations enhances the nominating process.

The Audit Committee

The Audit Committee reviews and approves the audit reports rendered by the Company’s independent auditors and reviews the effectiveness of Super Vision’s internal accounting methods and procedures. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors. For fiscal year 2003, Messrs. Edgar Protiva, Fritz Zeck and Anthony Nicolosi served as members of the Audit Committee. The Audit Committee met four times during fiscal year 2003. All of the members of the Audit Committee are “independent” (as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors has adopted a written charter for the audit committee. Our Board of Directors has determined that Mr. Nicolosi is the member of the Audit Committee who (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfies the “financial sophistication” requirements of the Nasdaq listing standards. For a brief listing of Mr. Nicolosi’s relevant experience, see “Proposal 1: Elect Six Directors” below. For a report on the Audit Committee’s actions during 2003, see the “Audit Committee Report” below.

The Compensation Committee

The Compensation Committee reviews and recommends compensation plans for the top 5 highest paid employees. The Compensation Committee reports to the Board of Directors about such matters and recommends the incentive plans for these employees. For fiscal year 2003, Messrs Brian McCann, and Fritz Zeck served as members of the Compensation Committee. The Compensation Committee met one time during fiscal year 2003, and held several informal discussions among members of the committee.

The Stock Option Committee

The Stock Option Committee administers Super Vision’s 1994 and 2003 stock option plans. For fiscal year 2003, Messrs. Edgar Protiva, Anthony Nicolosi and Brian McCann served as members of the Stock Option Committee. The Stock Option Committee met three times and took action by written consent eleven times during fiscal year 2003.

Director Nominating Process

The Company does not have a formal policy concerning stockholder recommendations for nominees to the Board of Directors. The need for such a policy has not arisen since, to date, the Company has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

The Company will consider director candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Company set forth on the attached Notice of 2004 Annual Meeting, no later than the date by which stockholder proposals for action must be submitted. For the date of such submission, see “Information about Stockholder Proposals” below. In order to recommend a candidate for consideration by the Board, a stockholder must provide the Board with the candidate’s name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of Super Vision and information relevant to the considerations described below. The submission should be accompanied by the candidate’s written consent to nomination and to serving as a director, if elected. The Board may require further information.

The Company’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. The Company does not have any formal rules or policies regarding minimum qualifications for nominees, but expects that its candidates be of the highest ethical character, share the values of the Company, be capable of discharging his or her fiduciary duties to the stockholders of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, and possess the relevant expertise and experience necessary to assist the Board and the Company to increase stockholder value.

The Board of Directors seeks new nominees for election to the Board, when necessary, through a variety of channels, including informal recommendations through business and personal contacts. The Board will evaluate any candidate recommended for nomination as a director, whether proposed by a stockholder or identified through the Board’s own search processes, about whom it is provided appropriate information. The Board of Directors considers nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will seek to identify nominees that possess the characteristics outlined below. Current members of the Board of Directors are polled for suggestions. Research also may be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

All new candidates for election to the Board and all Board members eligible for nomination for re-election to the Board are evaluated based upon a variety of criteria, including the following:

•	the adequacy of such candidate or Board member’s time available to commit to responsibilities as a member of the Board;

•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, or technology;

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices; and

•	the need to satisfy governance and other standards set by the SEC and NASDAQ.

The Board of Directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

The Company currently does not have a charter with regard to the nomination process.

How Do We Compensate Our Directors?

Meeting Fees and Expenses

We compensate directors who are not employees of Super Vision with an annual fee of $1,000 for serving on our Board of Directors. For each Board or Committee meeting attended in person, directors receive $500. For meetings attended via telephone, directors receive $250. We reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards

We compensate directors who are not employees of Super Vision with annual grant of options to purchase 2,000 shares of Class A common stock for serving on our Board of Directors. In addition, each non-employee director receives a one-time grant of options to purchase 6,000 shares of Class A common stock when he or she first becomes a member of the Board. The initial options and annual option grants become exercisable in full six months after the date of grant. During fiscal year 2003, pursuant to the 1994 Stock Option Plan, we granted options to purchase 2,000 shares of Class A common stock to Edgar Protiva, Brian McCann and Fritz Zeck, all directors of Super Vision at the time the options were granted. The options were granted on May 16, 2003 at an exercise price of $3.25 and vested on November 6, 2003. In addition, we granted options to purchase 6,000 shares of Class A common stock to each of Anthony Nicolosi (at an exercise price of $3.75 on August 1, 2003) and David Feldman (at the exercise price of $3.35 on September 1, 2003) in connection with their election to the Board of Directors of Super Vision International, Inc. The options granted to Messrs. Nicolosi and Feldman vested six months after their grant dates.

Under the 2003 Plan, we granted options to purchase 12,500, 11,000, 12,000 and 3,000 shares of Class A common stock to Brett Kingstone, Brian McCann, Edgar Protiva and Fritz Zeck, respectively, on September 22, 2003 at an exercise price of $3.87 per share. These options vested six months after their grant dates.

The Executive Officers

Except for Dan Regalado, whose biography is provided below, the biographies of Super Vision’s executive officers and directors, are included under “Proposal 1: Elect Six Directors,” below.

Danilo Lino A. Regalado Chief Financial Officer, Chief Operating Officer Age 38	Mr. Regalado was hired in February 2003 as the Company’s Chief Financial Officer (CFO) and Chief Operating Officer. From 2000 until joining Super Vision, he served as Director of Global Accounting and Finance for FARO Technologies, Inc., (Nasdaq:FARO) a manufacturer of market software and portable, computerized measurement devices. From 1991 to 2000, he held positions as Controller for a multi-industry conglomerate based in West Africa and subsequently CFO for North America for the US-based distribution operations of Swank International Manufacturing Co., a leading optical manufacturing company based in Hong Kong. From 1986 to 1989, Mr. Regalado was an Audit Senior for the CPA firm Arthur Andersen, LLP based in Asia.

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply with Section 16(a) Beneficial Ownership Reporting in 2003?

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Super Vision common stock and to provide Super Vision with copies of the reports. Based solely on our review of these reports and of representations furnished to us, we believe that all of these reporting persons complied with the filing requirements for fiscal year 2003.

How Do We Compensate Our Executive Officers?

The tables below show salaries and bonuses paid during the last three years, options granted in fiscal year 2003 and aggregate options exercised in fiscal year 2003 for our Chief Executive Officer. Super Vision did not have any other executive officers or other employees serving at the end of fiscal 2003 whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

	Annual compensation					All other Compensation(1)
	Year	Salary		Bonus
Brett M. Kingstone(2)	2003 2002 2001	$ $ $	112,885 125,577 135,462	$ $ $	15,101 1,361 12,368	$ $ $	11,024 12,000 15,122

(1)	Includes a monthly allowance of $1,000 for automobile and other related expenses as well as the vested portion of Super Vision’s 401(k) plan employer match.
(2)	Mr. Kingstone is the President and Chief Executive Officer of Super Vision International, Inc., and the Chairman of its Board of Directors.

Employment Agreements

In January 1994, the Company entered into a three-year employment agreement with Brett Kingstone, Chairman of the Board, Chief Executive Officer and President of the Company. The agreement with Mr.

Kingstone is renewable automatically for successive one year terms and provides for a base annual salary (subject to annual increases and bonuses at the discretion of the Board of Directors) and a monthly automobile allowance of $1,000.

In the event of termination of Mr. Kingstone’s agreement by the Company other than for cause, the Company has agreed to pay him severance in an amount equal to the annual base salary in effect for the balance of the term of the agreement plus six months. The agreement contains confidentiality and non-competition provisions.

The Company has no other employment agreements with its employees, although all employees sign confidentiality and non-competition agreements.

We have entered into indemnification agreements with certain of our directors and executive officers which provide that we will indemnify our directors and executive officers against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director or executive officer in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of our company.

Option Grants in Fiscal Year 2003

The following table provides information on stock options granted under our 1994 and 2003 stock option plans during fiscal year 2003 to the executive officer named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date
Brett M. Kingstone	12,500	(1)	11%	$3.87	September 22, 2013

(1)	These options were granted on September 22, 2003 and became exercisable in full on March 22, 2004.

Aggregate Option Exercises During Fiscal Year 2003 and Year-End Option Values

The following table shows information about the value of unexercised stock options at December 31, 2003 for the executive officer listed below. None of the options held by the executive officer listed in the Summary Compensation Table above were exercised in fiscal year 2003.

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Brett M. Kingstone	60,000	12,500	—	—

(1)	The dollar values of any In-the-Money Options would be calculated by determining the difference between $3.74 per share, the closing bid price of common stock on December 31, 2003, and the exercise price of the stock options. “In-the-Money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. At December 31, 2003, Mr. Kingstone did not have any In-the-Money options.

1994 Stock Option Plan

Super Vision’s employees, officers, directors and consultants or advisers are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options under our 1994 stock option plan (the “1994 Plan”). The 1994 Plan, which expires in January 2004, is administered by the Stock Option Committee of the Board of Directors. There are 450,000 shares of our Class A common stock reserved for issuance under the 1994 Plan. The purposes of the 1994 Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the future growth and success of Super Vision and to provide additional incentive by permitting such individuals to participate in the ownership of Super Vision. The criteria utilized by the Committee in granting options pursuant to the Plan are consistent with these purposes.

Options granted under the 1994 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan are exercisable for a period of up to 10 years from the date of grant. No options could be granted under the plan after January 2004. Options may be granted only to such employees, officers, directors, consultants and advisors as the Committee shall select from time to time in its sole discretion, but only employees of Super Vision shall be eligible to receive incentive options.

An optionee may be granted more than one option under the Plan. The Committee will, in its discretion, determine (subject to the terms of the 1994 Plan) who will be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of Super Vision and such other factors deemed relevant in accomplishing the purpose of the 1994 Plan.

The 1994 Plan may be amended or terminated by the Board of Directors at any time. Any amendment which would increase the aggregate number of shares of Class A common stock as to which options may be granted under the 1994 Plan, materially increase the benefits under the 1994 Plan, or modify the class of persons eligible to receive options under the 1994 Plan shall be subject to the approval of the stockholders of Super Vision. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

In September 2003, the Board of Directors determined that no further options will be granted under the 1994 Plan.

Equity Compensation Plan Information as of December 31, 2003

	(a)	(b)	(c)
Plan Category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	272,817	$5.55	0

Equity compensation plans not approved by stockholders(1)	438,875	$7.35	0

Totals	711,692		0

(1)	Excludes Super Vision International, Inc. 2003 Stock Incentive Plan.

Arrangements with Officers and Directors

On November 18, 1999, the Company filed a lawsuit (case number CI-99-9392) (the “Lawsuit”) in the Circuit Court of the 9th Judicial Circuit in and for Orange County Florida against various defendants (the “Wu Defendants”). The Company is also pursuing litigation against certain parties related to the Wu Defendants (the “Related Litigation”). In June 2003, the Court issued an order of final judgment against the remaining defendants in the Lawsuit. Pursuant to the final judgment, the Company was awarded $38,405,978 and further awarded an additional amount for legal fees and costs of $834,297. As of the date of entry of the final judgment, these amounts will accrue interest at six percent per year. The Company believes that the monetary judgment awarded in the Lawsuit, and any amounts that may be awarded in the Related Litigation, will be very difficult and costly to collect, if collectable at all. The Company may not be successful in collecting any amounts awarded in the Lawsuit or that may be awarded in the Related Litigation. The Board of Directors of the Company has elected not to use Company funds to pursue collection activities in the Lawsuit or Related Litigation (the “Collection Activities”). The Company has reached an agreement with Mr. Kingstone, the Company’s Chairman of the Board, President and Chief Executive Officer, regarding funding for Collection Activities. Mr. Kingstone has the option of providing personal funds (“Kingstone Funds”), or arranging for funds from third parties (“Third Party Funds”), to pursue Collection Activities. As of March 18, 2004, Mr. Kingstone has provided $350,000, and has arranged for $350,000 of Third Party Funds, to further the Collection Activities. The $350,000 of Third Party Funds was subsequently returned to the third party after being used in Collection Activities. Mr. Kingstone has also notified the Company that he has available, on a standby basis, up to an additional $3,000,000 of Kingstone Funds and/or Third Party Funds to pursue further Collection Activities. In consideration for providing Kingstone Funds and/or Third Party Funds for Collection Activities, the Company has agreed to pay Mr. Kingstone 25% of amounts actually received by the Company from all Collection Activities less all costs and expenses incurred from time to time by the Company in connection with the Lawsuit, the Related Litigation and the Collection Activities, which have not been recovered by the Company. In addition, at such time as all or any part of Kingstone Funds or Third Party Funds used in Collection Activities are returned to the Company, the Company has agreed to deliver such funds, and any amounts paid over to the Company representing interest or other amounts with respect to the deposit of such funds, to Mr. Kingstone.

On September 27, 1996, Super Vision entered into a lease agreement with Max King Realty, an entity controlled by Mr. Kingstone, our President, Chief Executive Officer and Chairman of the Board, for approximately 70,000 square feet of warehouse and office space. We began occupying this facility in August 1997. The lease term expires in June 2012. Rental payments for the year ended December 31, 2003 amounted to approximately $611,000. The lease agreement was approved by all of the disinterested directors of Super Vision, with Mr. Kingstone abstaining from the vote. At the time we entered into the lease agreement, based on then current economic conditions, the real estate market, and our prospects, we believed that the transaction was on terms, when taken as a whole, no less favorable to Super Vision than could generally be obtained from unaffiliated third parties.

Code of Business Conduct and Ethics

Super Vision has set forth its policy on ethical behavior in a document called “Code of Business Conduct and Ethics” This policy applies to the members of our Board of Directors and all employees, including (but not limited to) our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This policy comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-B promulgated by the SEC. The text of this code of business conduct and ethics is posted on our internet site at www.svision.com, where we may also disclose any amendments to and waivers of the code.

PROPOSAL 1: ELECT SIX DIRECTORS

The Board has nominated six directors for election at the Annual Meeting to serve until the 2005 Annual Meeting of Stockholders, or until their successors are elected and qualified. All nominees are currently directors of Super Vision.

If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

Brett M. Kingstone Chief Executive Officer, President and Chairman of Board of Directors Age 44	Mr. Kingstone is our founder. He has been employed by us in a senior executive capacity and has been chairman of the company’s board of directors since our formation in 1991. Since July 1999, Mr. Kingstone has been our Chairman of the Board, Chief Executive Officer and President. From November 1997 to July 1999, Mr. Kingstone served as our Chairman and Chief Executive Officer. From our inception to November 1997 he was Chairman, Chief Executive Officer and President. Since 1994, Mr. Kingstone has been the owner of Max King Realty Inc., a commercial real estate company. From October 1985 until January 1991, Mr. Kingstone served as an independent consultant in the area of fiber optic technology.

From December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado. From January 1984 to August 1985, he was a partner in Kingstone Prato, Inc., a venture capital partnership in Boulder, Colorado. From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr. Kingstone is a graduate of Stanford University and the author of two books — The Student Entrepreneur’s Guide (McGraw-Hill) and The Dynamos (John Wiley & Sons; Koksaido Press).

Edgar Protiva Director Age 64	Mr. Protiva became a director of Super Vision International in March 1994. From 1980 to present, Mr. Protiva has been engaged in merchant banking with K.C.L. Associates.

Brian McCann Director Age 38	Mr. McCann became a director of Super Vision in October 1995. Since 1996, Mr. McCann has held successive positions with ADVA Optical Networking, Inc., a manufacturer of optical networking systems used for high-speed metropolitan area telecommunication and enterprise networks. Currently, Mr. McCann is serving as Chief Marketing and Strategy Officer of ADVA AG Optical Networking and President of ADVA Optical Networking, Inc., the U.S. subsidiary of ADVA AG in Munich, Germany. Prior to joining ADVA Optical Networking in 1996, Mr. McCann was the Director of Sales and Marketing for 3M Corp, Specialty Optical Fiber Group.

Fritz Zeck Director Age 63	Mr. Zeck became a director of Super Vision in January 1999. From 1994 until retiring in December 2002, Mr. Zeck served as President of Cooper Lighting, Inc., a manufacturer of lighting products. From 1985 until 1994, he served as Vice President of Sales for Cooper

Lighting. Mr. Zeck joined Metalux in 1976 where he was Regional Sales Manager for the Central portion of the United States. He founded Lumark Lighting in 1978, which was a division of Metalux.

Anthony Nicolosi Director Age 43	Mr. Anthony Nicolosi became a Director of the Company, effective August 1, 2003. He was elected to fill a vacancy on the Board of Directors. Since 2001, Mr. Nicolosi has been President and Chief Operating Officer for Volvo Finance North America, Inc., a subsidiary of Ford Motor Credit Corporation. Mr. Nicolosi joined Volvo Finance North America in October 1998, as Vice President Operations. From January 1997 through October 1998, Mr. Nicolosi was General Manager of the New Jersey Market Area with Volvo Cars of North America, Inc. Prior to joining Volvo Cars of North America, Mr. Nicolosi worked for the public accounting firm N.L. Fish & Company of Englewood Cliffs, NJ. Mr. Nicolosi is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants.

David Feldman Director Age 46	Mr. Feldman became a director of Super Vision International on September 1, 2003. He was elected to fill a vacancy on the Board of Directors and serves as the designee of Cooper Lighting, Inc. to our Board of Directors. He has been President of Cooper Lighting, Inc., a manufacturer of fluorescent, incandescent and HID lighting fixtures, since December 2002. From January 2001 through December 2002, Mr. Feldman held the position of Senior Vice President, Marketing and Sales for Holcim (US) Inc., a supplier of Portland and blended cement and other related products. From 1980 through July 2000, Mr. Feldman was employed in various positions with General Electric Company, holding the position of General Manager Global Six Sigma-GE Lighting from November 1997 to December 1998 and holding the position of Vice President, North American Sales from December 1998 through July 2000.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL SIX

NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT AUDITORS FOR 2004

We are asking you to ratify the Board’s appointment of Gallogly, Fernandez & Riley, LLP, certified public accountants, as independent auditors for fiscal year 2004. The Audit Committee recommended the selection of Gallogly, Fernandez & Riley, LLP to the Board. Gallogly, Fernandez & Riley, LLP has served as the independent auditors of Super Vision International since October 2001.

Representatives of Gallogly, Fernandez & Riley, LLP are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GALLOGLY, FERNANDEZ & RILEY, LLP AS THE INDEPENDENT AUDITORS FOR SUPER VISION.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Gallogly, Fernandez & Riley, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Gallogly, Fernandez & Riley, LLP during those periods.

	2003	2002
Audit fees:[1]	$68,575	$66,917
Audit related fees:[2]	0	7,900
Tax fees:[3]	6,650	4,900
All other fees:[4]	0	0

Total	$75,225	$79,717

(1)	Audit fees consisted principally of services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB filed during the years ended December 31, 2003 and December 31, 2002 and for the review of other documents filed with the Securities and Exchange Commission for those fiscal years.
(2)	Gallogly, Fernandez & Riley, LLP was not engaged to provide audit related services to the Company for fiscal years ending December 31, 2003 and December 31, 2002.
(3)	Tax fees consisted principally of corporate income tax compliance and reporting and global tax planning services.
(4)	The Company generally does not engage Gallogly, Fernandez & Riley, LLP for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003:

•	The Audit Committee reviewed and discussed the audited financial statements with management;

•	The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board No 1., Independence Discussions with the Audit Committee) and discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Edgar Protiva

Anthony Nicolosi

Fritz Zeck

PROPOSAL 3: APPROVAL OF THE SUPER VISION INTERNATIONAL, INC.

2003 STOCK INCENTIVE PLAN

On September 18, 2003, the Board of Directors adopted the Super Vision International, Inc. 2003 Stock Incentive Plan (the “2003 Plan”), subject to approval by the Company’s stockholders. The purpose of the 2003 Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging employees, non-employee directors and consultants to focus on critical long-range objectives, (ii) encouraging the attraction and retention of employees, non-employee directors and consultants with exceptional qualifications and (ii) linking employees, non-employee directors and consultants directly to stockholder interests through increased stock ownership. The 2003 Plan seeks to achieve this purpose by providing for awards in the form of options (which may constitute incentive stock options (“ISO”) or nonstatutory stock options (“NSO”)).

The following table shows the number of options currently outstanding, as well as the number of shares remaining available for grant under the 2003 Plan and the 1994 Plan. In September 2003, the Board of Directors determined that no further options will be granted under the 1994 Plan.

	(a)	(b)	(c)
	Number of common shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of common shares available for future issuance (excluding securities reflected in column (a))
1994 Plan	272,817	$5.55	0
2003 Plan	82,100	$3.88	367,900

Summary Description of the 2003 Plan

A summary of the 2003 Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached hereto as Appendix B.

Administration and Duration. The Plan will be administered by a committee of the Board (the “Committee”) or the Board acting as the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. The Committee shall (i) select the employees, non-employee directors, consultants and advisors (“Participants”) who are to receive incentive stock options or non-statutory stock options (“Awards”) entitling the holder to purchase the Company’s Class A common stock (“Common Shares”) under the 2003 Plan, (ii) determine the type, number, vesting requirements and other features and conditions of such Awards, (iii) interpret the 2003 Plan and (iv) make all other decisions relating to the operation of the 2003 Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the 2003 Plan. The Committee’s determinations under the 2003 Plan shall be final and binding on all persons. The Board of Directors may, at any time and for any reason, terminate the 2003 Plan, except that no ISOs may be granted on or after the 10th anniversary of the later of (a) September 18, 2003 or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under the 2003 Plan that was approved by the Company’s stockholders.

Limit on Awards under the 2003 Plan. The maximum number of Common Shares as to which stock options may be granted under the 2003 Plan is 450,000 (subject to adjustment as set forth below). Awards granted to any Participant in a single fiscal year of the Company shall not cover more than 75,000 Common Shares, except that Awards granted to a new employee in the fiscal year of the Company in which his or her service first commences shall not cover more than 100,000 Common Shares. The Common Shares to be delivered under the 2003 Plan may be authorized but unissued shares or treasury shares. If Awards are forfeited or terminate for any reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Awards under the 2003 Plan. If Common Shares issued upon the exercise of Awards are forfeited, then such Common Shares shall again become available for the grant of NSOs under the 2003 Plan.

Eligibility. All employees, non-employee directors, consultants and advisors of the Company and its affiliates (aggregating approximately 62 persons at March 30, 2004) are eligible to participate in the 2003 Plan. From time to time, the Committee will select the employees, non-employee directors, consultants and advisors who are to receive Awards under the 2003 Plan and determine the type, number, vesting requirements and other features and conditions of such Awards.

Grant of Options. Options granted under the 2003 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of any ISO granted may not be less than the fair market value of the Common Shares on the date the option is granted. In the case of an NSO, the exercise price may vary in accordance with a predetermined formula set forth in the stock option agreement. The exercise price is payable in cash or, if the grant provides, in Common Shares. The 2003 Plan allows the Committee to make unvested stock options immediately exercisable upon a change of control of the Company.

Generally, all ISO’s terminate after a ten-year period from the date of the grant; however, an ISO may be exercisable for a period of up to ten years and six months, if necessary, to conform with or take advantage of certain governmental requirements, statutes or regulations.

The Committee determines the terms of each stock option grant at the time of the grant.

Transferability. Unless otherwise determined by the Committee, awards granted under the 2003 Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any Awards may be exercised only by the Participant.

Certain Adjustments. In the event of a subdivision of outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following: (i) the number of options available for future Awards under the 2003 Plan; (ii) the number of Common Shares covered by each outstanding option and the share limits set forth in the 2003 Plan; (iii) the number of Common Shares included in the options that will automatically be granted to non-employee directors under the 2003 Plan; and (iv) the exercise price for each outstanding option. To the extent not previously exercised, options will terminate immediately prior to the dissolution or liquidation of the Company.

Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization. Such agreement may, but shall not be required to, provide for (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (ii) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (iv) full exercisability or vesting and accelerated expiration of the outstanding Awards or (v) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

Amendment or Termination. The Board of Directors may, at any time and for any reason, amend or terminate the 2003 Plan. An amendment of the 2003 Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards may be granted under the 2003 Plan after the termination thereof. The termination of the 2003 Plan, or any amendment thereof, shall not affect any Award previously granted under the 2003 Plan.

Plan Benefits. The following table sets forth all options granted under the 2003 Plan during 2003 to each of the individuals and groups named therein. All such grants were in the form of stock options. Although it is anticipated that options under the 2003 will be granted in the future, the nature and amounts of such grants are not determinable at this time, except that the 2003 Plan provides that each non-employee director shall receive a one-time grant of a NSO covering 6,000 Common Shares when he or she first becomes a member of the Board of Directors. Each such NSO will be granted on the date when such non-employee director first joins the Board and will become exercisable in full six months after the date of grant. A non-employee director who previously was an employee of the Company will not receive a grant under this provision unless otherwise determined by the Committee. In addition, upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2004 or thereafter, each non-employee director who will continue serving as a member of the Board thereafter shall receive an NSO covering 2,000 common shares. Such NSOs will become exercisable in full six months after the date of grant. A non-employee director who previously was an employee is eligible to receive grants under this provision. The exercise price under all NSOs automatically granted to a non-employee director shall be equal to 100% of the fair market value of a Common Share on the date of grant. All NSOs automatically granted to a non-employee director shall terminate on the earliest of (i) the 10th anniversary of the date of grant or (ii) the date three months after the termination of such non-employee director’s service to the Company for any reason. The Committee may provide that the NSOs that otherwise would be automatically granted to a non-employee director shall instead be granted to an affiliate of such non-employee director. Such affiliate shall then be deemed to be a non-employee director for purposes of the 2003 Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the non-employee director.

New Plan Benefits

Super Vision International, Inc.

2003 Stock Incentive Plan

Name and Position	Weighted Average Exercise Price Per Share $	Number of Shares Underlying Options Granted
Brett M. Kingstone, Chairman, President and Chief Executive Officer	$3.87	12,500
All current executive officers as a group (2 persons)	$3.87	12,500
All current non-employee directors as a group (5 persons)	$3.87	26,000
All employees, excluding executive officers, as a group (51 persons)	$3.88	43,600

U.S. Tax Treatment of Options

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired upon exercise of the ISO over the exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the exercise price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the exercise price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s basis in such shares is equal to the sum of the exercise price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise of options and awards under the 2003 Plan to non-employee directors and to employees outside the United States may be taxed on a different basis.

On April 7, 2004, the closing price of our Class A common stock traded on the NASDAQ SmallCap Market under the symbol SUPVA, as published in the Wall Street Journal, was $5.75 per share.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE SUPER

VISION INTERNATIONAL, INC. 2003 STOCK INCENTIVE PLAN

Other Matters

Management does not know of any matters to be presented for action at the meeting other than the election of directors, the ratification of the independent auditors, and the approval of the Super Vision International, Inc. 2003 Stock Incentive Plan as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

Information About Stockholder Proposals

Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2005 Annual Meeting must forward the proposal to the Corporate Secretary at the address set forth below in time to arrive at our offices no later than December 16, 2004. This deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2005 Annual Meeting is 30 calendar days earlier or later than May 13, 2005. The notice provided by the stockholder must contain:

•	a complete and accurate description of the proposal;

•	a statement that the stockholder (or the stockholder’s legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold of record securities entitled to vote at the meeting through the meeting date;

•	the stockholder’s name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

•	a complete and accurate description of any material interest of such stockholder in such proposal.

Stockholders who intend to present a proposal at the Company’s 2005 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 1, 2005.

All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Delaware law.

If you wish to submit a stockholder proposal for the 2005 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to the Corporate Secretary, Super Vision, 8210 Presidents Drive, Orlando, Florida 32809.

Communications to the Board

Stockholders may communicate with the Super Vision Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Super Vision International, Inc., 8210 Presidents Drive, Orlando, Florida 32809. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communication is addressed.

By order of the Board of Directors,

Brett M. Kingstone,

Chairman of the Board, President and Chief Executive Officer

April 15, 2004

APPENDIX A

AUDIT COMMITTEE FOR THE BOARD OF DIRECTORS

SUPER VISION INTERNATIONAL

CHARTER

Organization

There shall be an independent committee of the board of directors to be known as the audit committee. This charter governs the operations of the audit committee. The audit committee shall be composed of directors who are independent of management and of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, management of the corporation.

Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

In carrying out these responsibilities, the audit committee will:

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annual, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	Meet with the independent auditors to discuss the overall scope and plans of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

A-1

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-QSB. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	Review the financial statements to be included in the annual report on Form 10-KSB with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, including their judgment about quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Any changes in accounting principles should be reviewed. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the company.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors. Annually prepare a report to shareholders as required by SEC regulations. The report should be included in the Company’s annual proxy statement.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	As the independent auditors are ultimately accountable to the Committee and the Board, review the independence and performance of the auditors

•	On an annual basis, review and discuss with the independent auditors all significant relationships they have with or services they provide to the Company that could impair their objectivity and independence.

•	Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

•	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (“SEC”) regulations.

A-2

APPENDIX B

SUPER VISION INTERNATIONAL, INC.

2003 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options or nonstatutory stock options).

The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware excluding that body of law pertaining to conflict of law or choice of law.

ARTICLE 2. ADMINISTRATION

2.1 Committee Composition. The Plan shall be administered by the Committee or the Board acting as the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options awarded under the Plan shall not exceed (a) 450,000 plus (b) the additional Common Shares described in Section 3.2 The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 8.

3.2 Additional Shares. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options under the Plan. If

Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when other Common Shares are forfeited.

ARTICLE 4. ELIGIBILITY

4.1 Nonstatutory Stock Options. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NSOs. The Committee may provide that NSOs that otherwise would be granted to a Consultant shall instead be granted to an affiliate of such Consultant. Such affiliate shall then be deemed to be a Consultant for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to NSOs shall be applied with regard to the Service of the Consultant.

4.2 Incentive Stock Options. Only Employees who are common law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 75,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service first commences shall not cover more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 8.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a change in control occurs with respect to the Company or in the event that the Optionee is subject to an involuntary termination after a change in control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5 Other Forms of Payment. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1 Initial Grants. Each Outside Director shall receive a one-time grant of an NSO covering 6,000 Common Shares when he or she first becomes a member of the Board. Such NSO shall be granted on the date when such Outside Director first joins the Board and shall become exercisable in full six months after the date of grant. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1 unless otherwise determined by the Committee.

7.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s stockholders held in the year 2004 or thereafter, each Outside Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 2,000 Common Shares. NSOs granted under this Section 7.2 shall become exercisable in full six months after the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

7.3 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.2.

7.4 Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant or (b) the date three months after the termination of such Outside Director’s Service for any reason.

7.5 Affiliates of Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the Service of the Outside Director.

ARTICLE 8. PROTECTION AGAINST DILUTION

8.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options available for future Awards under Article 3;

(b) The limitations set forth in Section 5.2;

(c) The number of Common Shares included in the Options that will automatically be granted to Outside Directors under Sections 7.1 and 7.2 of this Plan;

(d) The number of Common Shares covered by each outstanding Option; or

(e) The Exercise Price under each outstanding Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 8, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

8.2 Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

8.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may, but shall not be required to, provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 9. DEFERRAL OF DELIVERY OF SHARES

The Committee (in its sole discretion) may permit or require an Optionee to have Common Shares that otherwise would be delivered to such Optionee as a result of the exercise of an Option converted into amounts credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Optionee. A deferred compensation account established under this Article 9 may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Company. If the conversion of Options is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such conversion, including (without limitation) the settlement of deferred compensation accounts established under this Article 9.

ARTICLE 10. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued upon the exercise of Options and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by delivering a notice of exercise to the Company and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12. WITHHOLDING TAXES

12.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 13. LIMITATION ON PAYMENTS

13.1 Scope of Limitation. This Article 13 shall apply to an Award only if:

(a) The independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 13 than it was before the application of this Article 13; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 14 (regardless of the after-tax value of such Award to the Participant).

If this Article 13 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

13.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 13, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

13.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 13 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

13.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

13.5 Related Corporations. For purposes of this Article 13, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 14. FUTURE OF THE PLAN

14.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date it is adopted by the Board (the “Effective Date”). The Plan shall remain in effect until it is terminated under Section 14.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 that was approved by the Company’s stockholders.

14.2 Stockholder Approval. The Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan provided, however, that no option may be exercised prior to initial stockholder approval of the Plan. If such stockholder approval is not obtained within twelve months after the Effective Date, then each option shall terminate and cease to be outstanding. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 14.2) shall become effective when adopted by the Board of Directors, but no ISO granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such ISO to a particular optionee) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any ISO granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such ISO to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the Effective Date and before the date fixed for termination of the Plan.

14.3 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 15. DEFINITIONS

15.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2 “Award” means any award of an Option under the Plan.

15.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4 “Code” means the Internal Revenue Code of 1986, as amended.

15.5 “Committee” means a committee of the Board, as described in Article 2.

15.6 “Common Share” means one share of the Class A common stock, $.001 par value, of the Company.

15.7 “Company” means Super Vision International, Inc., a Delaware corporation.

15.8 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.9 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.11 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

15.12 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price of a Common Share reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.13 “ISO” means an incentive stock option described in section 422(b) of the Code.

15.14 “NSO” means a stock option not described in sections 422 or 423 of the Code.

15.15 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.16 “Optionee” means an individual or estate who holds an Option.

15.17 “Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

15.18 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.19 “Participant” means an individual or estate that holds an Award.

15.20 “Plan” means this Super Vision International, Inc. 2003 Stock Incentive Plan, as amended from time to time.

15.21 “Service” means service as an Employee, Outside Director or Consultant.

15.22 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.23 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 16. EXECUTION

To record the adoption of the Plan by the Board on September 18, 2003, the Company has caused its duly authorized officer to execute this document in the name of the Company.

SUPER VISION INTERNATIONAL, INC.

By:	/s/ BRETT M. KINGSTONE
Title:	President and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

SUPER VISION INTERNATIONAL, INC.

May 13, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	To vote for election of the following nominees as directors to hold office for one-year terms or until their successors are elected and qualified.				2.	To ratify the appointment of Gallogly, Fernandez & Riley LLP as independent auditors for 2004.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O O O O O O	Brett M. Kingstone Edgar Protiva Brian McCann Anthony Nicolosi David Feldman Fritz Zeck		3.	To approve the Super Vision International, Inc. 2003 Stock Incentive Plan.	☐	☐	☐
					4.	In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

					This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED, “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, “FOR” APPROVAL OF THE 2003 STOCK INCENTIVE PLAN AND THE PROXY HOLDER WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 4 IN HIS DISCRETION AND IN HIS BEST JUDGMENT.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder			Date:		Signature of Stockholder			Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SUPER VISION INTERNATIONAL, INC.

Proxy for 2004 Annual Meeting of Stockholders to be held on May 13, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Super Vision International, Inc. hereby constitutes and appoints Brett M. Kingstone, as attorney and proxy, with the full power to appoint a substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Super Vision which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Super Vision to be held Thursday, May 13, 2004, or at any and all adjournments or postponements thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 15, 2004.

(Continued and to be signed on the reverse side)